Exhibit 99.1

Press Release

Release date: November 4, 2021

Uniti Group Inc. Reports Third Quarter 2021 Results

Second Consecutive Quarter of Consolidated Bookings of ~$1 Million in Monthly Recurring Revenue

•	Net Income of $0.17 Per Diluted Common Share for the Third Quarter; Increase of $0.13 Per Diluted Common Share from the Prior Year Third Quarter
•	Adjusted EBITDA and AFFO Grew 9% and 19% in the Third Quarter, Respectively, from the Prior Year Third Quarter
•	AFFO Per Diluted Common Share of $0.43 for the Third Quarter
•	Updates 2021 Outlook

LITTLE ROCK, Ark., November 4, 2021 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the third quarter of 2021.

“Uniti continues to perform exceptionally well as evidenced by the second consecutive quarter of consolidated bookings of approximately $1.0 million in monthly recurring revenue, representing an increase of 90% from consolidated bookings in the third quarter of 2020.  We continue to emphasize driving high margin recurring revenue while managing our capital intensity and industry leading monthly churn levels of 0.3%,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “Given these trends along with lower than expected operational costs, and the impact of our recent unsecured notes issuance, we are revising the mid-point of our full year 2021 outlook ranges.”

QUARTERLY RESULTS

Consolidated revenues for the third quarter of 2021 were $266.7 million.  Net income and Adjusted EBITDA were $43.7 million and $217.2 million, respectively, for the same period.  Net income attributable to common shares was $43.1 million for the period.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $109.9 million, or $0.43 per diluted common share, an increase of 19% when compared to the third quarter of 2020.

Uniti Fiber contributed $67.3 million of revenues and $27.6 million of Adjusted EBITDA for the third quarter of 2021, achieving Adjusted EBITDA margins of approximately 41%, up from 33% Adjusted EBITDA margins in the third quarter of 2020.  Uniti Fiber’s net success-based capital expenditures during the quarter were $30.8 million.

Uniti Leasing contributed revenues of $199.5 million and Adjusted EBITDA of $194.3 million for the third quarter, representing growth of 9% and 7%, respectively, when compared to the third quarter of 2020.  During the quarter, Uniti Leasing deployed capital expenditures of $61.7 million primarily related to the construction of approximately 1,300 new route miles of valuable fiber infrastructure.

FINANCING TRANSACTION

On October 13, 2021, Uniti closed on the issuance of $700 million of Senior Unsecured Notes due January 2030 (“2030 Notes”).  The 2030 Notes bear interest at 6.00% and were issued at par.  Proceeds from the offering will be used to redeem in full the outstanding 7.125% Senior Unsecured Notes due 2024, plus any accrued and unpaid interest, on December 15, 2021.

On October 14, 2021, the company used a portion of the proceeds from the 2030 Notes, together with cash on hand, to prepay the next four settlement obligation installment payments that were due under the settlement agreement Uniti entered into with Windstream Holdings Inc. (“Windstream”) in connection with Windstream’s emergence from bankruptcy.

LIQUIDITY

At quarter-end, the Company had approximately $450 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter-end was 5.76x based on Net Debt to Annualized Adjusted EBITDA.

On November 4, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on January 3, 2022, to stockholders of record on December 17, 2021.

UPDATED FULL YEAR 2021 OUTLOOK

The Company is updating its 2021 outlook primarily for the impact of our offering of the 2030 Notes and related redemption, lower than expected operational costs, and the impact of transaction-related and other costs incurred to date.  Our outlook excludes future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.

The Company’s consolidated outlook for 2021 is as follows (in millions):

	Full Year 2021			Midpoint Growth Rate Compared to Prior Year(1)
Revenue	$1,083	to	$1,094	2%
Net income attributable to common shareholders (2)	111	to	123
Adjusted EBITDA (3)	854	to	866	5%
Interest expense, net (4)	456	to	456

Attributable to common shareholders:
FFO (3)	325	to	337
AFFO (3)	416	to	428	8%

Weighted-average common shares outstanding – diluted	263	to	263
________________________

(1)Represents growth rate at the midpoint of 2021 full year outlook compared to 2020 full year actuals.

(2)Includes $28 million of gain relating to the Everstream Transaction.

(3)See “Non-GAAP Financial Measures” below.

(4)See “Components of Interest Expense” below.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 1450846.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the call will be available on the Company’s website or by telephone beginning today at approximately 12:00 PM Eastern Time. To access the telephone replay, which will be available for 14 days, please dial (855) 859-2056 and enter the conference ID number 1450846.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry.  As of September 30, 2021, Uniti owns approximately 126,000 fiber route miles, 7.5 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2021 financial outlook, expectations regarding strong demand trends, our business strategies, growth prospects, industry trends, sales opportunities, potential transformative corporate transactions, and operating and financial performance.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2021	December 31, 2020
Assets:
Property, plant and equipment, net	$3,472,642	$3,273,353
Cash and cash equivalents	69,751	77,534
Accounts receivable, net	39,014	62,952
Goodwill	601,878	601,878
Intangible assets, net	372,076	390,725
Straight-line revenue receivable	33,839	13,107
Other assets, net	122,901	152,883
Investment in unconsolidated entities	64,659	66,043
Deferred income tax assets, net	7,524	-
Assets held for sale	-	93,343
Total Assets	$4,784,284	$4,731,818

Liabilities and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$156,428	$146,144
Settlement payable	358,329	418,840
Intangible liabilities, net	180,459	187,886
Accrued interest payable	60,726	95,338
Deferred revenue	1,143,301	995,123
Derivative liability, net	13,606	22,897
Dividends payable	964	36,725
Deferred income tax liabilities, net	-	10,540
Finance lease obligations	15,538	15,468
Contingent consideration	-	2,957
Notes and other debt, net	4,973,174	4,816,524
Liabilities held for sale	-	55,752
Total Liabilities	6,902,525	6,804,194

Commitments and contingencies

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 234,495 shares at September 30, 2021 and 231,262 shares at December 31, 2020	23	23
Additional paid-in capital	1,208,611	1,209,141
Accumulated other comprehensive loss	(11,984)	(20,367)
Distributions in excess of accumulated earnings	(3,333,686)	(3,330,455)
Total Uniti shareholders’ deficit	(2,137,036)	(2,141,658)
Noncontrolling interests – operating partnership units and non-voting convertible preferred stock	18,795	69,282
Total shareholders’ deficit	(2,118,241)	(2,072,376)
Total Liabilities and Shareholders’ Deficit	$4,784,284	$4,731,818

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Leasing	$199,485	$182,370	$590,478	$552,042
Fiber Infrastructure	67,262	76,395	217,035	232,942
Towers	-	-	-	6,112
Consumer CLEC	-	-	-	651
Total revenues	266,747	258,765	807,513	791,747

Costs and expenses:
Interest expense, net	94,793	102,791	341,762	388,427
Depreciation and amortization	70,530	79,880	211,165	250,970
General and administrative expense	25,077	26,659	75,800	81,686
Operating expense (exclusive of depreciation and amortization)	34,167	37,831	105,436	118,308
Settlement expense	-	-	-	650,000
Transaction related and other costs	1,063	20,816	5,624	55,344
Gain on sale of real estate	-	(22,908)	(442)	(86,726)
Gain on sale of operations	-	-	(28,143)	-
Other expense, net	283	3,098	8,758	12,186
Total costs and expenses	225,913	248,167	719,960	1,470,195

Income (loss) before income taxes and equity in earnings from unconsolidated entities	40,834	10,598	87,553	(678,448)
Income tax (benefit) expense	(2,244)	2,801	283	(7,650)
Equity in (earnings) from unconsolidated entities	(604)	342	(1,549)	342
Net income (loss)	43,682	7,455	88,819	(671,140)
Net income (loss) attributable to noncontrolling interests	316	190	984	(11,808)
Net income (loss) attributable to shareholders	43,366	7,265	87,835	(659,332)
Participating securities’ share in earnings	(283)	(229)	(864)	(853)
Dividends declared on convertible preferred stock	(3)	(2)	(8)	(6)
Net income (loss) attributable to common shareholders	$43,080	$7,034	$86,963	$(660,191)

Net income (loss) attributable to common shareholders – Basic	$43,080	$7,034	$86,963	$(660,191)
Impact of if-converted securities	2,984	-	-	-
Net income (loss) attributable to common shareholders – Diluted	$46,064	$7,034	$86,963	$(660,191)
Weighted average number of common shares outstanding:
Basic	233,513	198,054	232,269	194,278
Diluted	264,421	198,373	232,540	194,278

Earnings (loss) per common share:
Basic	$0.18	$0.04	$0.37	$(3.40)
Diluted	$0.17	$0.04	$0.37	$(3.40)

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flow from operating activities:
Net income (loss)	$88,819	$(671,140)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	211,165	250,970
Amortization of deferred financing costs and debt discount	13,723	27,703
Loss on extinguishment of debt	43,369	73,952
Interest rate swap termination	8,488	7,325
Deferred income taxes	(2,270)	(8,506)
Equity in earnings of unconsolidated entities	(1,549)	342
Distributions of cumulative earnings from unconsolidated entities	2,933	960
Cash paid for interest rate swap settlement	(9,291)	(4,886)
Straight-line revenues	(22,455)	(1,036)
Stock-based compensation	10,963	10,446
Change in fair value of contingent consideration	21	8,086
Gain on sale of real estate	(442)	(86,726)
Gain on sale of operations	(28,143)	-
(Gain) loss on asset disposals	(232)	1,483
Accretion of settlement obligation	13,006	-
Other	97	(300)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	23,938	17,699
Other assets	(150)	4,331
Accounts payable, accrued expenses and other liabilities	1,363	43,535
Settlement payable	-	438,577
Net cash provided by operating activities	353,353	112,815

Cash flows from investing activities:
Other capital expenditures	(276,010)	(214,150)
Proceeds from sale of real estate, net of cash	1,034	392,011
Proceeds from sale of operations	62,113	-
Proceeds from sale of other equipment	1,143	-
Windstream asset acquisition	-	(73,127)
Net cash (used in) provided by investing activities	(211,720)	104,734

Cash flows from financing activities:
Repayment of debt	(1,660,000)	(2,044,728)
Proceeds from issuance of notes	1,680,000	2,250,000
Dividends paid	(105,941)	(100,759)
Payment of settlement obligation	(73,516)	-
Payments of contingent consideration	(2,979)	(15,713)
Distributions paid to noncontrolling interests	(1,700)	(1,802)
Borrowings under revolving credit facility	290,000	140,000
Payments under revolving credit facility	(220,000)	(585,019)
Finance lease payments	(1,745)	(2,890)
Settlement Common Stock issuance	-	244,550
Payments for financing costs	(25,755)	(47,775)
Costs related to the early repayment of debt	(25,800)	-
Employee stock purchase program	672	306
Payments related to tax withholding for stock-based compensation	(2,652)	(962)
Net cash used in financing activities	(149,416)	(164,792)
Net (decrease) increase in cash and cash equivalents	(7,783)	52,757
Cash and cash equivalents at beginning of period	77,534	142,813
Cash and cash equivalents at end of period	69,751	$195,570

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) attributable to common shareholders	$43,080	$7,034	$86,963	$(660,191)
Real estate depreciation and amortization	53,620	59,318	159,175	185,377
Gain on sale of real estate assets, net of tax	-	(22,501)	(442)	(86,319)
Participating securities share in earnings	283	229	864	853
Participating securities share in FFO	(635)	(331)	(1,660)	(937)
Real estate depreciation and amortization from unconsolidated entities	646	366	1,876	366
Adjustments for noncontrolling interests	(412)	(598)	(1,979)	(1,700)
FFO attributable to common shareholders	96,582	43,517	244,797	(562,551)
Transaction related and other costs	1,063	20,816	5,624	55,344
Change in fair value of contingent consideration	-	1,946	21	8,086
Amortization of deferred financing costs and debt discount	4,352	9,037	13,723	27,703
Write off of deferred financing costs and debt discount	-	-	22,828	73,952
Stock based compensation	4,166	3,341	10,963	10,446
Gain on sale of operations	-	-	(28,143)	-
Non-real estate depreciation and amortization	16,910	20,562	51,990	65,593
Settlement expense	-	-	-	650,000
Costs related to the early repayment of debt	-	-	28,485	-
Straight-line revenues	(8,240)	(1,747)	(22,455)	(1,036)
Maintenance capital expenditures	(1,938)	(1,617)	(6,322)	(4,978)
Other, net	(2,949)	(3,461)	(4,958)	(25,271)
Adjustments for equity in earnings from unconsolidated entities	119	921	733	921
Adjustments for noncontrolling interests	(120)	(775)	(990)	(15,114)
Adjusted FFO attributable to common shareholders	$109,945	$92,540	$316,296	$283,095

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders – Basic	$96,582	$43,517	$244,797	$(562,551)
Impact of if-converted dilutive securities	2,984	5,490	8,937	-
FFO Attributable to common shareholders – Diluted	$99,566	$49,007	$253,734	$(562,551)

AFFO Attributable to common shareholders – Basic	$109,945	$92,540	$316,296	$283,095
Impact of if-converted dilutive securities	3,450	3,450	10,350	10,350
AFFO Attributable to common shareholders – Diluted	$113,395	$95,990	$326,646	$293,445

Weighted average common shares used to calculate basic earnings (loss) per common share (1)	233,513	198,054	232,269	194,278
Impact of dilutive non-participating securities	338	319	271	319
Impact of if-converted dilutive securities	30,570	29,505	30,570	29,505
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	264,421	227,878	263,110	224,102

Per diluted common share:
EPS	$0.17	$0.04	$0.37	$(3.40)
FFO	$0.38	$0.22	$0.96	$(2.90)
AFFO	$0.43	$0.42	$1.24	$1.31

(1)

For periods in which FFO or AFFO attributable to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO or AFFO per common share is equal to the weighted average common shares used to calculate basic earnings (loss) per share.

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$43,682	$7,455	$88,819	$(671,140)
Depreciation and amortization	70,530	79,880	211,165	250,970
Interest expense, net	94,793	102,791	341,762	388,427
Income tax (benefit) expense	(2,244)	2,801	283	(7,650)
EBITDA	206,761	192,927	642,029	(39,393)
Stock-based compensation	4,166	3,341	10,963	10,446
Transaction related and other costs	1,063	20,816	5,624	55,344
Settlement expense	-	-	-	650,000
Gain on sale of real estate	-	(22,908)	(442)	(86,726)
Gain on sale of operations	-	-	(28,143)	-
Adjustments for equity in earnings from unconsolidated entities	765	1,287	2,609	1,287
Other expense	4,472	3,098	14,569	12,186
Adjusted EBITDA	$217,227	$198,561	$647,209	$603,144

Adjusted EBITDA:
Leasing	$194,303	$181,103	$577,937	$545,792
Fiber Infrastructure	27,556	25,419	86,716	81,453
Towers	-	-	-	77
Consumer CLEC	-	(186)	-	(461)
Corporate	(4,632)	(7,775)	(17,444)	(23,717)
	$217,227	$198,561	$647,209	$603,144

Annualized Adjusted EBITDA (1)	$868,908

As of September 30, 2021:
Total Debt (2)	$5,070,538
Cash and cash equivalents	69,751
Net Debt	$5,000,787

Net Debt/Annualized Adjusted EBITDA	5.76x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $15.5 million of finance leases, but excludes $81.8 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2021
Net income attributable to common shareholders – Basic	$ 111 to $ 123
Noncontrolling interest share in earnings	2
Participating securities’ share in earnings	1
Net income (2)	114 to 126
Interest expense, net (3)	456
Depreciation and amortization	283
Income tax benefit	(2)
EBITDA (2)	851 to 863
Stock-based compensation	15
Gain on sale of operations (4)	(28)
Transaction related and other costs (5)	13
Adjustment for unconsolidated entities	3
Adjusted EBITDA (2)	$ 854 to $ 866

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.
(3)	See “Components of Interest Expense” below.
(4)	Represents gain on the sale of a portion of our Northeast operations and certain dark fiber IRU contracts acquired as a part of the Windstream settlement.
(5)	Future transaction related and other costs are not included in our current outlook.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2021
Net income attributable to common shareholders – Basic	$ 0.48 to $ 0.53
Real estate depreciation and amortization	0.92
Participating securities share in earnings	-
Participating securities share in FFO	-
Adjustments for noncontrolling interests	(0.01)
Adjustments for unconsolidated entities	0.01
FFO attributable to common shareholders – Basic (2)	$ 1.40 to $ 1.45
Impact of if-converted securities	(0.12)
FFO attributable to common shareholders – Diluted (2)	$ 1.28 to $ 1.33

FFO attributable to common shareholders – Basic (2)	$ 1.40 to $ 1.45
Transaction related and other costs (3)	0.02
Amortization of deferred financing costs and debt discount (4)	0.20
Costs related to the early repayment of debt (5)	0.20
Accretion of settlement payable (6)	0.05
Stock-based compensation	0.06
Gain on sale of operations (7)	(0.12)
Non-real estate depreciation and amortization	0.30
Straight-line revenues	(0.13)
Maintenance capital expenditures	(0.03)
Other, net	(0.15)
Adjustments for noncontrolling interests	-
AFFO attributable to common shareholders – Basic (2)	$ 1.80 to $ 1.85
Impact of if-converted securities	(0.16)
AFFO attributable to common shareholders – Diluted (2)	$ 1.64 to $ 1.68

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)	Future transaction related and other costs are not included in our current outlook.
(4)

Includes the write-off of approximately $27 million of deferred financing costs related to the early repayment of our 8.25% Senior Notes due 2023, of our 6.00% Senior Notes due 2023, and of our 7.125% Senior Notes due 2024.

(5)	Represents the premium paid on and related costs associated with the early repayment of our 8.25% Senior Notes due 2023, our 6.00% Senior Notes due 2023, and our 7.125% Senior Notes due 2024.
(6)

Represents the accretion of the Windstream settlement payable to its stated value.  At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.7% and reduced by the scheduled quarterly payments.

(7)	Represents gain on the sale of a portion of our Northeast operations and certain dark fiber IRU contracts acquired as a part of the Windstream settlement.

________________________

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2021
Interest expense on debt obligations	$ 359
Capitalized interest	(2)
Accretion of Windstream settlement payable	12
Amortization of deferred financing cost and debt discounts (2)	45
Premium on early repayment of debt (3)	31
Swap termination (4)	11
Interest expense, net (5)	$ 456

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)

Includes the write-off of approximately $27 million of deferred financing costs related to the early repayment of our 8.25% Senior Notes due 2023, of our 6.00% Senior Notes due 2023, and of our 7.125% Senior Notes due 2024.

(3)	Represents the premium paid on the early repayment of our 8.25% Senior Notes due 2023, of our 6.00% Senior Notes due 2023, and of our 7.125% Senior Notes due 2024.
(4)	Represents recognition of deferred interest expense attributable to the discontinuance of hedge accounting on interest rate swaps.
(5)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, executive severance costs, amortization of non-cash rights-of-use, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, and accretion on our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, executive severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Paul Bullington, 251-662-1512

Senior Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com